SIXTH AMENDMENT TO AMENDED

AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Sixth Amendment”), effective as of February 1, 2006, is entered into by and between NEXT, INC., a Delaware corporation (“Borrower”), and NATIONAL CITY BANK OF INDIANA, a national banking association (“Bank”).

W I T N E S S E T H  T H A T:

WHEREAS, Borrower and Bank entered into a certain Amended and Restated Credit Agreement dated as of April 15, 2004, as amended by a certain First Amendment to Amended and Restated Credit Agreement dated effective as of July 14, 2004, as amended by a certain Second Amendment to Amended and Restated Credit Agreement dated as of October 20, 2004, as amended by a certain Third Amendment to Amended and Restated Credit Agreement dated as of December 7, 2004, as amended by a certain Fourth Amendment to Amended and Restated Credit Agreement dated as of May 26, 2005, and as amended by a certain Fifth Amendment to Amended and Restated Credit Agreement dated as of August 12, 2005  (collectively, the “Loan Agreement”); and

WHEREAS, Bank and Borrower wish to modify the Loan Agreement on the terms and conditions stated herein.

NOW, THEREFORE, in consideration of these premises and the undertakings of the parties hereto, Borrower and Bank hereby agree as follows:

A.

Effect of Sixth Amendment.  As expressly stated herein, the provisions contained herein shall serve to supplement and amend the provisions of the Loan Agreement.  To the extent that the terms of this Sixth Amendment conflict with the terms of the Loan Agreement, the provisions of this Sixth Amendment shall control in all respects.  The recitals appearing above are incorporated herein by reference and made a part hereof.  All defined terms used herein not specifically defined herein shall have the respective meanings set forth in the Loan Agreement.

B.

Additional Obligations of Borrower.  In addition to the fees stated in Section 7.9 of the Loan Agreement, Borrower shall also pay all reasonable costs and expenses incidental to this Sixth Amendment, including, but not limited to, reasonable fees and out-of-pocket expenses of Bank’s counsel and a non-refundable modification fee of ZERO and No/100 Dollars ($00.00).

C.

Reaffirmation of Representations and Warranties.  Borrower hereby reaffirms all representations and warranties contained in Section 5 of the Loan Agreement and within Section 5 of the Loan Agreement, all references to the Loan Agreement shall be deemed to include this Sixth Amendment.

D.

Reaffirmation of Covenants.  Borrower hereby reaffirms its duty to comply with the covenants contained in Section 7 and Section 8 of the Loan Agreement, as the same are modified herein.

E.

Reaffirmation of Events of Default and Rights of Bank.  Borrower hereby reaffirms the events of default and rights of Bank contained in Section 9, Section 10, Section 11, and Section 12 of the Loan Agreement, as amended by this Sixth Amendment.

F.

Waiver of Defaults.   By execution of this Sixth Amendment, Bank hereby waives the Borrower's compliance as of the dates set forth below with certain obligations and covenants of the Borrower as set forth in the Loan Agreement, as more specifically set forth as follows:

(i)

Borrowers failure to maintain the Leverage Ratio as required by Section 7.12.1 of the Loan Agreement as of November 30, 2005, December 31, 2005 and January 31, 2006;

(ii)

Borrower’s failure to maintain the Fixed Charge Coverage Ratio as required by Section 7.12.2 of the Loan Agreement as of November 30, 2005, December 31, 2005 and January 31, 2006;

(iii)

Borrower’s failure to maintain a minimum EBITDA as required by Section 7.12.3 of the Loan Agreement as of November 30, 2005, December 31, 2005 and January 31, 2006; and

(iv)

Borrowers violation of the covenant as set forth in Section 8.5 of the Loan Agreement regarding day-to-day executive management personnel regarding the departure of William B. Hensley III.

The waiver of Borrower's compliance with the covenants as set forth above constitutes a singular waiver and shall not be deemed to be or to imply the Bank's waiver of the Borrower's strict compliance with the terms and provisions of the Loan Agreement for all periods subsequent to January 31, 2006.  The waivers granted herein shall not be deemed to create a course of conduct or obligation upon the Bank to waive the Borrower's future non-compliance with any of the terms or provisions as set forth in the Loan Agreement.  No delay or omission of the Bank to exercise any right or power under the Loan Agreement shall impair such right or power or be construed as a waiver of any default or as an acquiescence except as expressly set forth herein.  All waivers of Borrower's noncompliance with the terms and provisions of the Loan Agreement shall not be valid unless in writing and signed by the Bank, and then only to the extent specifically set forth in such writing.  The waivers as set forth above shall not be deemed to be a waiver of any other terms and any subsequent breach of any of such provisions of the Loan Agreement by the Borrower.

G.

Amendments.  The following provisions of the Loan Agreement shall be amended and restated as follows:

2.1.

Line of Credit.  So long as no Event of Default or Unmatured Event of Default has occurred, from the date of the Sixth Amendment and until April 30, 2006, Bank may lend to Borrower and Borrower agrees to borrow from Bank (and to repay to Bank in accordance with the terms hereof) from time to time an aggregate principal sum not to exceed at any time outstanding the lesser of (i) Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000.00), and (ii) the Borrowing Base.

2.1.5.

Mandatory Reductions.  Prior to April 30, 2006, if at any time the aggregate principal outstanding under the Line of Credit exceeds the lesser of (a) Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000.00), and (b) the Borrowing Base, either as a result of a decrease in the value of the Borrowing Base or otherwise, Borrower shall immediately repay to Bank, without the necessity of notice or demand from Bank, an amount not less than such excess.

The financial covenants as set forth in Section 12 of the Loan Agreement are hereby deleted in their entirety.

H.

New Paragraph.  The following provision shall be a new paragraph to the Loan Agreement:

1.60

“Sixth Amendment” means that certain Sixth Amendment to Amended and Restated Credit Agreement executed by and between Borrower and Bank dated as of February 1, 2006.

I.

Necessary Documents.  The obligation of Bank to make the Loan under this Sixth Amendment is subject to the receipt by Bank on or before the date hereof of all of the following, each dated as of the date hereof or another date acceptable to Bank and each to be in the form and substance approved by Bank on the date on which this Sixth Amendment is executed and delivered by Borrower and Bank:

(1)

This Sixth Amendment.

(2)

A Replacement Promissory Note Modification Agreement executed by a duly authorized officer of Borrower.

(3)

An Agreement of Amendment and Confirmation of Guaranty executed by William B. Hensley III.

(4)

A Confirmation of Guaranty executed by each of Next Marketing, Inc., Blue Sky Graphics, Inc., CMJ Ventures, Inc., Lil' Fan, Inc., Choice International, Inc. and S-2-S Acquisition Corporation.

(5)

A Confirmation of Subordination Agreement executed by Next Investors, LLC and Bank, and acknowledged by Borrower.

(6)

Such other documents, information, opinions, etc. as Bank may reasonably request.

J.

Release and Covenant Not to Sue.  In consideration of the agreements and understandings in this Sixth Amendment, the Borrower, together with its employees, officers, agents, executors, heirs, successors, and assigns, jointly and severally, hereby release the Bank, its employees, officers, participants, agents, attorneys, affiliates, subsidiaries, successors, and assigns from any claim, right, or cause of action which now exists, or hereafter arises from or in any way related to facts in existence as of the date hereof, whether known or unknown.  By way of example and not limitation, the foregoing includes any claims in any way related to the Loan Documents and the business relationship with the Bank.  The Borrower hereby covenants that it will refrain from commencing any action or suit or prosecuting any action or suit, in law or in equity, against the Bank, its employees, officers, agents, participants, attorneys, affiliates, subsidiaries, successors, and assigns, on account of any claim, action, or cause of action which now exists or which may hereafter accrue in the Borrower favor based upon facts existing as of the date of this Agreement.  In addition to the other liability which shall accrue upon the breach of this covenant, the breaching party shall be liable to the Bank for all reasonable attorneys’ fees and costs incurred by the Bank in the defense of such action or suit.

K.

CONSULTATION WITH COUNSEL.  THE BORROWER ACKNOWLEDGES THAT (1) IT HAS BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH COUNSEL AND OTHER ADVISORS OF ITS CHOICE, AND AFTER CONSULTING WITH SUCH COUNSEL AND ADVISORS, KNOWINGLY, VOLUNTARILY, AND WITHOUT DURESS, COERCION, UNLAWFUL RESTRAINT, INTIMIDATION, OR COMPULSION, ENTERS INTO THIS SIXTH AMENDMENT, BASED UPON SUCH ADVICE AND COUNSEL AND IN THE EXERCISE OF ITS BUSINESS JUDGMENT; (2) THIS AGREEMENT HAS BEEN ENTERED INTO IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH THE PARTIES HERETO ACKNOWLEDGE; (3) IT HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS SIXTH AMENDMENT AND IS NOT RELYING ON THE OPINIONS OR ADVICE OF THE BANK OR ITS AGENTS OR REPRESENTATIVES IN ENTERING INTO THIS SIXTH AMENDMENT.

L.

No Course of Dealing Established.   The Borrower hereby acknowledges and agrees that:

(i)

This Sixth Amendment does not constitute, and no agreement, compromise or settlement of any kind has been reached between the Bank and the Borrower regarding a reinstatement, restructuring or modification of the Obligations or any portion thereof or the Loan Documents, and no such agreement shall exist or be deemed to exist unless and until all parties thereto execute and deliver complete documentation setting forth the terms of any such reinstatement, restructuring or modification;

(ii)

 The Bank is not obligated to reach any agreement concerning the reinstatement, restructure or modification of the Obligations;

(iii)

Neither this Sixth Amendment, nor any action taken or forbearance by the Bank pursuant to this Sixth Amendment, shall impair, prejudice, or in any other manner affect the rights of the Bank in and to any of the Collateral (including, without limitation, any proceeds thereof) or establish or be deemed to establish any precedent or course of dealing with respect to any of the Obligations or Collateral; and

(iv)

Except as set forth herein, the Bank has no obligation to make any loans or extend any further credit to the Borrower, pursuant to the Loan Documents or otherwise.

K.

Force and Effect.  Except as otherwise modified herein, all other terms and conditions of the Loan Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to Amended and Restated Credit Agreement to be executed by their duly authorized officers as of the day and year first above written.

NEXT, INC.

By:______________________________________

Printed:___________________________________

Title:_____________________________________

NATIONAL CITY BANK OF INDIANA

By:______________________________________

       Kenneth E. Lust, Senior Vice President

STATE OF ______________

)

)

SS

COUNTY OF __________

)

On the ____ day of February, 2006, before me personally appeared ____________________, to me known and known by me to be the _______________________ of Next, Inc., and who acknowledged the execution to be his free act and deed for and on behalf of said entity and stated that any representations therein contained are true.

My Commission Expires:

__________________________________

Notary Public

_________________________

My County of Residence:

__________________________________

Printed

_________________________

KD_IM-675889_3.DOC

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